UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2020
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 20, 2020, the shareholders of Raymond James Financial, Inc. (the “Company”) approved the Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan, as amended through February 20, 2020 (the “A&R Plan”), in order to increase the maximum number of shares of the Company’s common stock authorized for issuance over the term of the A&R Plan by 12,000,000 shares from 40,243,944 shares to 52,243,944 shares.

A copy of the A&R Plan is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Raymond James Financial, Inc. (the “Company”) was held on February 20, 2020. Proxies for the meeting were solicited by the Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect twelve members of the Board of Directors, (2) approve, on an advisory (non‑binding) basis, the compensation of our named executive officers as disclosed in the proxy statement, (3) approve the Amended and Restated 2012 Stock Incentive Plan, and (4) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020, all of which matters were described in the proxy statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Directors. All twelve (12) nominees for director were elected by a majority of the votes cast. With respect to each nominee, there were 19,840,881 broker non-votes. The table below sets forth the voting results for each director.

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions
von Arentschildt, Charles G.	108,193,047	182,297	255,822
Dutkowsky, Robert M.	102,457,685	5,909,267	264,214
Edwards, Jeffrey N.	107,900,186	469,655	261,325
Esty, Benjamin C.	108,234,607	144,950	251,609
Gates, Anne	108,169,083	223,109	238,974
Godbold, Francis S.	106,843,068	1,669,743	118,355
James, Thomas A.	108,279,604	205,408	146,154
Johnson, Gordon L.	106,640,006	1,738,477	252,683
McGeary, Roderick C.	108,211,317	167,116	252,733
Reilly, Paul C.	104,200,670	4,232,058	198,438
Seshadri, Raj	108,163,884	176,320	290,962
Story, Susan N.	103,257,378	5,151,380	222,408

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 94.82% of the votes cast. With respect to this proposal, there were 19,840,881 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
102,691,995	5,604,957	334,214

3. Approve the Amended and Restated 2012 Stock Incentive Plan. Our shareholders approved the Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan by the affirmative vote of 90.62% of the votes cast. With respect to this proposal, there were 19,840,881 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
98,439,288	9,914,863	277,015

4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Our shareholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020 by the affirmative vote of 98.32% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
126,252,821	2,151,908	67,318

Item 7.01 Regulation FD Disclosure

On February 21, 2020, the Company issued a press release announcing that the Board had declared a quarterly dividend of $0.37 per share for each outstanding share of common stock of the Company. The dividend is payable on April 15, 2020 to shareholders of record on April 1, 2020.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including any exhibits hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
10.1	Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan (as amended through February 20, 2020).
99.1	Press release, dated February 21, 2020, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 24, 2020	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer and Treasurer